As filed with the Securities and Exchange Commission on August 13, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTREXON CORPORATION

(Exact name of Registrant as specified in its charter)

Virginia	26-0084895
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

20374 Seneca Meadows Parkway, Germantown, Maryland	20876
(Address of Principal Executive Offices)	(Zip Code)

Intrexon Corporation Amended and Restated 2013 Omnibus Incentive Plan

(Full title of the plan)

Randal J. Kirk

Chairman of the Board and Chief Executive Officer

Intrexon Corporation

222 Lakeview Avenue, Suite 1400,

Palm Beach, Florida 33401

(Name and address of agent for service)

(561) 410-7000

(Telephone number, including area code, of agent for service)

Copies of all correspondence to:

William I. Intner

Hogan Lovells US LLP

100 International Drive

Suite 2000

Baltimore Maryland 21202

(410) 659-2700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, no par value	2,000,000	$14.36	$28,720,000	$3,575.64

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such indeterminable number of additional shares of the Registrant’s common stock, no par value (the “Common Stock”), as may become issuable to prevent dilution in the event of stock splits, stock dividends, recapitalizations or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, and is based upon the average of high and low sales prices of the Common Stock on The New York Stock Exchange on August 10, 2018.

REGISTRATION OF ADDITIONAL SECURITIES

Intrexon Corporation (the “Company”) is hereby registering 2,000,000 additional shares of its common stock, no par value per share (the “Common Stock”), for issuance under the Intrexon Corporation Amended and Restated 2013 Omnibus Incentive Plan (the “2013 Plan”). The registration statements on Form S-8 (Registration Nos. 333-190614, 333-196840, 333-205642, 333-213065 and 333-219874, collectively, the “Prior 2013 Plan Registration Statements”), as filed with the Securities and Exchange Commission on August 14, 2013, June 17, 2014, July 13, 2015, August 10, 2016 and August 10, 2017, respectively, relating to the same class of securities and the same benefit plan are currently effective and, in accordance with Instruction E of the General Instructions to Form S-8, the contents of the Prior 2013 Plan Registration Statements, to the extent they relate to the 2013 Plan and the shares of Common Stock issuable thereunder, are incorporated herein by reference.

ITEM 8	Exhibits.

Exhibit Number	Description

4.1	Specimen common stock certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-189853)).

5.1	Opinion of Hogan Lovells US LLP.

10.1	Intrexon Corporation Amended and Restated 2013 Omnibus Incentive Plan, as amended (the “Plan”) (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on June 13, 2014, to the amendment to the Plan filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on June 17, 2015, to the amendment to the Plan filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on June 13, 2016, to the amendment to the Plan filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on June 30, 2017, to the amendment to the Plan filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on April 5, 2018, and to the amendment to the Plan filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on June 8, 2018).

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of RSM US LLP.

23.3	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach, State of Florida, on August 13, 2018.

INTREXON CORPORATION

By:	/s/ Randal J. Kirk
Randal J. Kirk
Chief Executive Officer and
Chairman of the Board of Directors

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Randal J. Kirk, Rick Sterling and Donald P. Lehr, and each of them, as his true and lawful attorney-in-fact and agent, upon the action of such appointee, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable Intrexon Corporation to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the filing with the Commission of this Registration Statement on Form S-8 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, Registration Statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Randal J. Kirk Randal J. Kirk	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	August 13, 2018

/s/ Rick L. Sterling Rick L. Sterling	Chief Financial Officer (Principal Accounting and Financial Officer)	August 13, 2018

/s/ Cesar L. Alvarez Cesar L. Alvarez	Director	August 13, 2018

/s/ Steven R. Frank Steven R. Frank	Director	August 13, 2018

/s/ Vinita D. Gupta Vinita D. Gupta	Director	August 13, 2018

/s/ Fred Hassan Fred Hassan	Director	August 13, 2018

/s/ Jeffrey B. Kindler Jeffrey B. Kindler	Director	August 13, 2018

/s/ Dean J. Mitchell Dean J. Mitchell	Director	August 13, 2018

/s/ Robert B. Shapiro Robert B. Shapiro	Director	August 13, 2018

/s/ James S. Turley James S. Turley	Director	August 13, 2018